                                                                 Exhibit 10.6(C)

                                                                  EXECUTION COPY

                           REGULATION AB AMENDMENT TO
                    MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

     This REGULATION AB AMENDMENT TO MORTGAGE LOAN PURCHASE AND SALE AGREEMENT
dated as of January 1, 2006 (the "Amendment") among WASHINGTON MUTUAL BANK, a savings bank organized under the laws of the United States (formerly known as
Washington Mutual Bank, FA and successor to Washington Mutual Bank, a Washington state chartered stock savings bank), as a seller, WASHINGTON MUTUAL BANK fsb, a savings bank organized under the laws of the United States, as a seller
(collectively, the "Sellers" and, each individually, a "Seller"), and BANK OF
AMERICA, NATIONAL ASSOCIATION, a national banking association, as purchaser (the
"Purchaser"), is made with respect to the Mortgage Loan Purchase and Sale
Agreement (Amended and Restated) dated as of July 1, 2003, as amended by the
Master Assignment, Assumption and Recognition Agreement dated as of July 1, 2004
(the "Original Purchase Agreement") among the Sellers and the Purchaser.
Capitalized terms used in this Amendment without definition have the meanings assigned to them in the Original Purchase Agreement.

     The parties wish to amend the Original Purchase Agreement in order to facilitate compliance by the Purchaser and its assignees with Regulation AB (as defined below).

     Accordingly, the parties agree as follows:

                                   ARTICLE I
                                   AMENDMENTS

     SECTION 1.1. DEFINITIONS

     (a) Article 1 of the Original Purchase Agreement is amended by adding the following definitions:

          Commission: The United States Securities and Exchange Commission.

          Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

          Exchange Act: The Securities Exchange Act of 1934, as amended.

          Issuing Entity: The issuing entity, as such term is defined in
     Regulation AB, with respect to any Securitization Transaction.

          Permitted Reconstitution: A Whole Loan Transfer or Securitization
     Transaction that complies with the provisions of Section 6.1(a).

          Qualified Correspondent: Any Person from which a Seller purchased
     Mortgage Loans, provided that the following conditions are satisfied: (i)
     such Mortgage Loans were originated pursuant to an agreement between such
     Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to such Seller, in accordance with underwriting guidelines designated by such Seller ("Designated
     Guidelines") or guidelines that do not vary materially from such Designated
     Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by such Seller within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by such Seller in origination of mortgage loans of the same type as the Mortgage Loans for such Seller's own account or (y) the Designated Guidelines were, at the time such Mortgage
     Loans were underwritten, designated by such Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by such
     Seller; and (iv) such Seller employed, at the time such Mortgage Loans were acquired by such Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by such Seller.

          Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

          Reconstitution Agreement: An agreement or agreements entered into by one or both of the Sellers, as applicable, and the Purchaser and/or certain third parties, including a master servicer, in connection with a
     Reconstitution with respect to any or all of the Mortgage Loans serviced under this Agreement.

          Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation
     AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed
     Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531
     (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

          Securities Act: The Securities Act of 1933, as amended.

          Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or
     (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

          Seller Information: The information provided by a Seller pursuant to
     Section 6.4(a) and (b) with respect to such Seller.

          Servicing Agreement: That certain Servicing Agreement (Amended and
     Restated) dated as of July 1, 2003 between Washington Mutual Bank (formerly known as Washington Mutual Bank, FA), as servicer, and the Purchaser, as owner, as amended.

          Sponsor: The sponsor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

          Static Pool Information: Static pool information as described in Item
     1105(a)(1)-(3) and 1105(c) of Regulation AB.

          Third-Party Originator: Each Person, other than a Qualified
     Correspondent, from which a Seller acquired Mortgage Loans.

     (b) Article 1 of the Original Purchase Agreement is amended by amending and restating the following definitions in their entirety:

          Disclosure Document: With respect to any Securitization Transaction, a prospectus, prospectus supplement, private placement memorandum or offering circular prepared in connection with such Securitization Transaction.

          Whole Loan Transfer: Any sale or transfer of some or all of the
     Mortgage Loans, other than a Securitization Transaction.

     (c) Article 1 of the Original Purchase Agreement is amended by deleting the following definitions: "Pass-Through Transfer" and "Seller's Information."

     (d) Article 6 of the Original Purchase Agreement is amended and restated in its entirety to read as follows:

                                     ARTICLE
                    RECONSTITUTIONS; REGULATION AB COMPLIANCE

          SECTION 6.1 RECONSTITUTIONS

          (a) Upon 15 days' prior written notice to the applicable Seller(s) and the Servicer, the Purchaser may, at its sole option, effect one or more
     Whole Loan Transfers or Securitization Transactions with respect to some or all of the Mortgage Loans purchased on any Closing Date, retaining the
     Servicer as servicer or subservicer, if a master servicer is employed;
     provided, however, that neither the Purchaser nor any of its permitted assignees may effect a Reconstitution with respect to Mortgage Loans in any
     Loan Pool if as a result thereof: (i) more than three (3) investors would own Mortgage Loans in such Loan Pool at any one time (unless otherwise stated in the related Commitment Letter), (ii) any single investor would own Mortgage Loans from such Loan Pool having an aggregate Unpaid Principal
     Balance immediately after such Reconstitution of less than $5,000,000,
     (iii) the applicable Seller(s) and the Servicer are not provided with initial drafts of all documents for which such Sellers and Servicer are requested to become a party in connection with such Reconstitution at least
     10 days prior to the related settlement date (the "Subsequent Transfer
     Settlement Date"), (iv) a final list of the Mortgage Loans intended to be subject to such Reconstitution is not provided to the Servicer at least 2
     Business Days prior to the related Subsequent Transfer Settlement Date, (v)
     any Mortgage Loan is subject to more than one Reconstitution in any given
     Due Period, unless the Purchaser and the initial transferee from the
     Purchaser each give appropriate notice pursuant to this section or (vii)
     the related Subsequent Transfer Settlement Date occurs on or prior to the related Servicing Cut-off Date.

          (b) The Purchaser shall reimburse the applicable Seller(s) for all reasonable out-of-pocket expenses, including attorneys' fees, incurred by the Seller(s) in connection with any Reconstitution.

          (c) In connection with each Permitted Reconstitution, each of the
     Sellers, as applicable, shall: (i) provide the Purchaser with information and appropriate verification of information in its possession or control as may reasonably be necessary in order to effect such Permitted
     Reconstitution (and, to the extent any such information is in the possession or control of any third party, use commercially reasonable efforts to cause such third party to provide such information); and (ii)
     cooperate with all reasonable requests and due diligence procedures not otherwise addressed herein. In addition, in connection with each Permitted
     Reconstitution, upon the request of Purchaser, the applicable Seller shall provide an officer's certificate to the effect that the representations and warranties made by such Seller in Section 3.2 are true and correct as of the date of such certificate, provided that nothing has occurred during the period commencing on the applicable

     Closing Date and ending on the date of such certificate which would make such representations and warranties untrue.

          SECTION 6.2 RECONSTITUTION AGREEMENTS

          In connection with each Permitted Reconstitution, the applicable
     Seller(s) shall execute and deliver a Reconstitution Agreement containing terms and conditions that are consistent with the terms and conditions set forth herein and, in the case of a Securitization Transaction, that are customary for publicly offered or privately placed, rated or unrated securities backed by mortgage loans similar to the Mortgage Loans included in such Securitization Transaction.

          SECTION 6.3 INTENT OF THE PARTIES; REASONABLENESS

          The Purchaser and each Seller acknowledge and agree that the purpose of Sections 6.4, 6.5 and 6.6 is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Sellers acknowledge that investors in privately offered securities may require that the Purchaser and any
     Depositor provide comparable disclosure in unregistered offerings.
     References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

          Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the
     Securities Act, the Exchange Act and the rules and regulations of the
     Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). Each Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the
     Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. Each party agrees that it shall cooperate in good faith to amend this Amendment and/or the Original Purchase
     Agreement in light of any changes in the interpretations of the requirements of Regulation AB over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise. In connection with any Securitization Transaction, each Seller shall cooperate fully with the Purchaser to deliver to the Purchaser
     (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of
     Regulation AB, together with such disclosures relating to such Seller, any
     Third-Party Originator and the Mortgage Loans, reasonably believed by the
     Purchaser or any Depositor to be necessary in order to effect such compliance.

          The Purchaser (including any of its assignees or designees) shall cooperate with the applicable Seller(s) by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser's reasonable judgment, to comply with Regulation AB.

          SECTION 6.4 INFORMATION TO BE PROVIDED BY THE SELLERS

          In connection with any Securitization Transaction, each Seller shall
     (i) within five Business Days following request by the Purchaser or any
     Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and (b) of this
     Section 6.4, and (ii) as promptly as practicable following notice to or discovery by such Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (c) of this
     Section.

          (a) If so requested by the Purchaser or any Depositor, each Seller shall provide such information regarding (i) such Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a
     Qualified Correspondent), or (ii) each Third-Party Originator, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110,
     1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

               (i) the originator's form of organization;

               (ii) a description of the originator's origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator's origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators' credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the
     Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

               (iii) a description of any material legal or governmental
     proceedings pending (or known to be contemplated) against such Seller and each Third-Party Originator; and

               (iv) a description of any affiliation or relationship between such Seller, each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to such
     Seller by the Purchaser or any Depositor in writing not less than five
     Business Days in advance of such Securitization Transaction:

                    (A) the Sponsor;

                    (B) the Depositor;

                    (C) the Issuing Entity;

                    (D) any servicer;

                    (E) any trustee;

                    (F) any originator;

                    (G) any significant obligor;

                    (H) any enhancement or support provider; and

                    (I) any other material transaction party.

          (b) If so requested by the Purchaser or any Depositor, each Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the
     Purchaser as provided below) originated by (i) such Seller, if such Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage
     Loans from a Qualified Correspondent) and/or (ii) each Third Party
     Originator. Such Static Pool Information shall be prepared by a Seller (or
     Third Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB.
     To the extent that there is reasonably available to a Seller (or Third
     Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by a Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic

     increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool
     Information is to be included or incorporated by reference. The Static Pool
     Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

          Promptly following notice or discovery of a material error in Static
     Pool Information provided by a Seller pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), such Seller shall provide (or, as applicable, cause any Third Party Originator to provide) corrected Static
     Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by such Seller (or Third Party Originator).

          If so requested by the Purchaser or any Depositor, each Seller shall provide (or, as applicable, cause each Third Party Originator to provide), at the expense of the requesting party, (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement)
     such agreed-upon procedures letters or comparable statements of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to each of such
     Seller's or Third-Party Originator's originations or purchases, to calendar months commencing prior to January 1, 2006, as the Purchaser or such
     Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any
     Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization
     Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

          (c) For the purpose of satisfying the Purchaser's or any Depositor's reporting obligation under the Exchange Act with respect to any class of asset-backed securities, each Seller shall (or shall cause each Third-Party
     Originator to) (i) notify the Purchaser and any Depositor in writing of (A)
     any material litigation or governmental proceedings pending against such
     Seller or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization
     Transaction between such Seller or any Third-Party

     Originator and any of the parties specified in clause (iv) of Section
     6.4(a) (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

          SECTION 6.5 INDEMNIFICATION

          (a) With respect to any Securitization Transaction for which Seller's
     Information is included in a related Disclosure Document, the applicable
     Seller(s), on the one hand, and the Purchaser, the Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser, on the other hand, shall execute and deliver an Indemnification Agreement in substantially the form attached as EXHIBIT G to the Servicing Agreement, pursuant to which each such party shall indemnify the other party or parties and their respective affiliates and each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act) and their respective present and former directors, officers and employees for the matters set forth in such Indemnification Agreement.

          (b) Each Seller shall indemnify the Purchaser, the Depositor, each
     Sponsor, each Issuing Entity and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d)
     under the Exchange Act with respect to such Securitization Transaction and each Person who controls any of such parties (within the meaning of Section
     20 of the Exchange Act) and their respective present and former directors, officers and employees, and shall hold each of them harmless from and against any losses damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon any untrue statement of a material fact contained in any information delivered in written or electronic form by such Seller pursuant to Section 6.4(c).

          SECTION 6.6 DESIGNATION OF A MASTER SERVICER

          Notwithstanding anything to the contrary contained in this Agreement, but subject to the terms of the Servicing Agreement, the Purchaser shall have the right, in its sole discretion, upon 30 days' prior written notice to the Sellers, to appoint and designate a master servicer (the "Master
     Servicer"), as master servicer of any Mortgage Loans subject to a Permitted
     Reconstitution. Upon such appointment, the Sellers shall correspond and communicate solely with the Master Servicer, as if the

     Master Servicer were the "Purchaser" hereunder. Furthermore, the Master
     Servicer shall have all rights as designee of the Purchaser to enforce the representations and warranties, and all other covenants and conditions set forth in this Agreement, and the Sellers shall follow and shall be entitled to rely on the instructions of the Master Servicer under this Agreement as if such instructions were the instructions of the Purchaser. The Master
     Servicer shall have the right to give any waivers or consents required or allowed under this Agreement on behalf of the Purchaser, and the Sellers shall have the right to rely on all such waivers and consents. The Master
     Servicer shall be empowered to enter into and execute and deliver any amendments or modifications to this Agreement as the Purchaser's designee hereunder, and such amendments or modifications shall be binding upon the
     Purchaser as if the Purchaser had executed and delivered the same.

     (e) The Purchaser and Sellers agree that, notwithstanding anything in the
Original Purchase Agreement to the contrary, no Seller shall be entitled to substitute a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan
pursuant to Section 3.3 of the Original Purchase Agreement.

                                   ARTICLE II
                                  MISCELLANEOUS

     SECTION 2.1 CONDITIONS TO EFFECTIVENESS

     This Amendment shall be effective upon the execution and delivery by both parties of this Amendment.

     SECTION 2.2 REFERENCE TO AND EFFECT ON THE PURCHASE AGREEMENT AND THE
SERVICING AGREEMENT

     Each reference in the Purchase Agreement to "this Agreement" or otherwise to the Purchase Agreement shall hereafter be deemed to refer to the Purchase
Agreement as amended hereby. Each reference to the Purchase Agreement in the
Servicing Agreement or in any other document or agreement executed in connection therewith or with the Servicing Agreement shall hereafter be deemed to refer to the Purchase Agreement as amended hereby. The Purchaser and the Sellers hereby agree that the provisions of this Amendment shall be applicable to all Mortgage
Loans being serviced under the Servicing Agreement and included in a
Securitization Transaction closing on or after January 1, 2006, regardless whether the Mortgage Loans were purchased by the Purchaser prior to the date hereof.

                                       10

     SECTION 2.3 RATIFICATION

     The Purchase Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall continue unimpaired and in full force and effect in accordance with the provisions thereof, as amended or modified on or prior to the date hereof and as hereby amended.

     SECTION 2.4 APPLICABLE LAW

     This Amendment shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General
Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to conflict of laws principles other than Section 5-1401 of the New York General
Obligations Law.

     SECTION 2.5 SEVERABILITY

     Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment and without affecting the validity or enforceability of such or any other provision in any other jurisdiction.

     SECTION 2.6 COUNTERPARTS

     This Amendment may be executed simultaneously in counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart for each party hereto.

                            [Signature page follows]

                                       11

     The Sellers and the Purchaser have caused this Regulation AB Amendment to
Purchase Agreement to be executed as of the date set forth above.

SELLERS:

                                          WASHINGTON MUTUAL BANK
                                          a federally chartered savings bank

                                          By:    /s/ Peter Freilinger
                                          Name:  Peter Freilinger
                                          Title: Senior Vice President

                                          WASHINGTON MUTUAL BANK FSB
                                          a federally chartered savings bank

                                          By:    /s/ Peter Freilinger
                                          Name:  Peter Freilinger
                                          Title: Senior Vice President

PURCHASER:

                                          BANK OF AMERICA, NATIONAL ASSOCIATION
                                          a national banking association

                                          By:    /s/ Bruce W. Good
                                          Name:  Bruce W. Good
                                          Title: Vice President

      [Signature Page to Regulation AB Amendment to Mortgage Loan Purchase
                               and Sale Agreement]